Exhibit 99.1

HEARING DATE AND TIME: December 13, 2012 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: December 6, 2012 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
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NOTICE OF HEARING ON MOTION OF WILMINGTON TRUST

COMPANY, AS GUC TRUST ADMINISTRATOR, TO

LIQUIDATE NEW GM SECURITIES FOR THE PURPOSE

OF FUNDING FEES, COSTS AND EXPENSES OF THE GUC TRUST

PLEASE TAKE NOTICE that on November 21, 2012, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to Sections 105(a) and 1142(b) of title 11 of the United States Code, Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, and section 6.1 of the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 (as amended) authorizing the sale of New GM Securities (as defined in the Motion) to fund anticipated fees, costs and expenses of the GUC Trust, all as more fully set forth in the Motion, and that a hearing will be held before the Honorable Judge Robert E. Gerber, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on December 13, 2012 at 9:45 a.m. (Eastern Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Weil, Gotshal & Manges LLP, attorneys for the Motors Liquidation Company GUC Trust, 767 Fifth Avenue, New York, New York 10153 (Attn: Harvey R. Miller, Esq., Stephen Karotkin, Esq., and Joseph H. Smolinsky, Esq.); (ii) the Debtors, c/o Motors Liquidation Company, 401 South Old Woodward Avenue, Suite 370, Birmingham, Michigan 48009 (Attn: Thomas Morrow); (iii) General Motors LLC, 400 Renaissance Center, Detroit, Michigan 48265 (Attn: Lawrence S. Buonomo, Esq.); (iv) Cadwalader, Wickersham & Taft LLP, attorneys for the United States Department of the Treasury, One World Financial Center, New York, New York 10281 (Attn: John J. Rapisardi, Esq.); (v) the United States Department of the Treasury, 1500 Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Joseph Samarias, Esq.); (vi) Vedder Price, P.C., attorneys for Export Development Canada, 1633 Broadway,

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47th Floor, New York, New York 10019 (Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); (vii) Kramer Levin Naftalis & Frankel LLP, attorneys for the statutory committee of unsecured creditors, 1177 Avenue of the Americas, New York, New York 10036 (Attn: Thomas Moers Mayer, Esq., Robert Schmidt, Esq., Lauren Macksoud, Esq., and Jennifer Sharret, Esq.); (viii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Tracy Hope Davis, Esq.); (ix) the U.S. Attorney’s Office, S.D.N.Y., 86 Chambers Street, Third Floor, New York, New York 10007 (Attn: David S. Jones, Esq. and Natalie Kuehler, Esq.); (x) Caplin & Drysdale, Chartered, attorneys for the official committee of unsecured creditors holding asbestos-related claims, 375 Park Avenue, 35th Floor, New York, New York 10152-3500 (Attn: Elihu Inselbuch, Esq. and Rita C. Tobin, Esq.) and One Thomas Circle, N.W., Suite 1100, Washington, DC 20005 (Attn: Trevor W. Swett III, Esq. and Kevin C. Maclay, Esq.); (xi) Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation, attorneys for Dean M. Trafelet in his capacity as the legal representative for future asbestos personal injury claimants, 2323 Bryan Street, Suite 2200, Dallas, Texas 75201 (Attn: Sander L. Esserman, Esq. and Robert T. Brousseau, Esq.); (xii) Gibson, Dunn & Crutcher LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator and for Wilmington Trust Company as Avoidance Action Trust Administrator, 200 Park Avenue, 47th Floor, New York, New York 10166 (Attn: Keith Martorana, Esq.); (xiii) FTI Consulting, as the GUC Trust Monitor and as the Avoidance Action Trust Monitor, One Atlantic Center, 1201 West Peachtree Street, Suite 500, Atlanta, Georgia 30309 (Attn: Anna Phillips); (xiv) Crowell & Moring LLP, attorneys for the Revitalizing Auto Communities Environmental Response Trust, 590 Madison Avenue, 19th Floor, New York, New York 10022-2524 (Attn: Michael V. Blumenthal, Esq.); and (xv) Kirk P. Watson, Esq., as the Asbestos Trust Administrator, 2301 Woodlawn Boulevard, Austin, Texas 78703, so as to be received no later than December 6, 2012 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

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PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated: New York, New York

            November 21, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Keith Martorana 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

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HEARING DATE AND TIME: December 13, 2012 at 9:45 a.m. (Eastern Time)

OBJECTION DEADLINE: December 6, 2012 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
x

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR, TO LIQUIDATE NEW GM SECURITIES FOR THE

PURPOSE OF FUNDING FEES, COSTS AND EXPENSES OF THE GUC TRUST

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TABLE OF AUTHORITIES

Page(s)
Statutes

11 U.S.C. § 105(a)	19

11 U.S.C. § 1142(b)	19

28 U.S.C. § 157(a)	6

28 U.S.C. § 157(b)	6

28 U.S.C. § 1334(b)	6

Rules

Fed. R. Bankr. P. 6004(h)	23

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TO:	THE HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), submits this motion (the “Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 1142 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6004(h) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and section 6.1 of the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 (as amended, the “GUC Trust Agreement”) authorizing the sale of New GM Securities (as defined below) to fund anticipated fees, costs and expenses of the GUC Trust. In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:1

PRELIMINARY STATEMENT

1. On the effective date of the Plan (the “Effective Date”), there were approximately 4,460 unresolved general unsecured claims against the Debtors’ estates. As of September 30, 2012, there remained only 412 unresolved general unsecured claims, including 116 claims directly related to the pending Nova Scotia Litigation (as defined below), which litigation concerns 72 proofs of claim. This represents resolution of 91% of the remaining claims existing as of the Effective Date and 81% of the dollars in dispute, exclusive of the Nova Scotia Litigation claims. During the three completed calendar quarters (ending March, June and September 2012) that have transpired since the GUC Trust’s prior motion for authority to liquidate New GM Securities, the GUC Trust has resolved approximately 1,360 claims. During this nine month period, the GUC Trust allowed less than $264 million of claims while disallowing or expunging nearly $1.3 billion.

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Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or the GUC Trust Agreement, as applicable. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

2. While the remaining claims may be the most difficult to resolve, the results so far have been admirable. Cumulatively since the Effective Date, the GUC Trust allowed less than $417 million in claims while disallowing or expunging nearly $3.68 billion. As this Court is aware, much of this work has been done without the need to utilize the resources of this Court and other courts through costly litigation. The GUC Trust hopes to continue these successes in resolving the Nova Scotia Litigation and the approximately 296 other remaining claims (which such other claims total approximately $1 billion).

3. In addition, the GUC Trust has successfully implemented one of the more unique features of the Plan (as championed by the Creditors’ Committee), the establishment of transferable beneficial interests in the disputed claim reserve, represented in the form of trust units (the “Trust Units”). As contemplated by the Plan, the GUC Trust Administrator engaged in lengthy discussions with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a potential no-action letter (the “No-Action Relief”) that would set forth the level of public reporting required in order to permit transfers of the Trust Units absent registration of the GUC Trust pursuant to section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). On May 23, 2012, the GUC Trust successfully obtained the No-Action Relief, and on June 12, 2012 the GUC Trust exchanged the “frozen” beneficial interests in the GUC Trust for transferable Trust Units. The establishment of transferable Trust Units was strongly desired by the Creditors’ Committee and has materially enhanced the recovery under the Plan for many holders of allowed General Unsecured Claims. It has allowed small holders, who would otherwise potentially abandon residual distributions (due to disproportionate costs of continuing to maintain brokerage accounts to receive relatively small distributions over time) to monetize their future payment stream, and has allowed larger holders to easily amass holdings of Trust Units without the need for detailed purchase/sale agreements (saving costs to those holders and their counterparties).

4. The GUC Trust has also been successful in resolving secured, administrative expense and priority claims (the “SAP Claims”), a task that was imposed on the GUC Trust upon the dissolution of Motors Liquidation Company (“MLC”) on December 15, 2011 (the “Dissolution Date”). On the Dissolution Date, the GUC Trust was confronted with a total of 191 disputed SAP Claims; as of September 30, 2012 only 33 such claims remained unresolved.

5. The GUC Trust has achieved these successes while maintaining compliance with the budgets approved by this Court in March 2012. In connection with this Court’s order dated March 8, 2012 (the “Liquidation Order”) [Docket No. 11507], the GUC Trust was bound to limit payments to its professionals in accordance with two separate aggregate budgets for the year 2012: a budget for costs associated with resolution of Disputed General Unsecured Claims and related distributions (the “Administrative Budget”) and a budget associated with costs primarily related to obtaining the No-Action Relief and ongoing public reporting related thereto (the “Reporting and Transfer Budget,” and together with the Administrative Budget, the “GUC Budgets”).

6. Subsequent to the entry of the Liquidation Order, the GUC Trust Administrator, in conjunction with FTI Consulting Inc., the monitor of the GUC Trust (in such capacity, the “GUC Trust Monitor”), established additional controls related to the monitoring of professional fees. Such controls have led to the direct challenge and reduction of approximately $1.5 million in professional fees from April 2012 to August 20122 and a

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At the time of this Motion, data for only April 2012 through August 2012 was available. The lag time associated with this information is a direct result of the billing/payment process; invoices associated with a particular month are not generally available until thirty days following the month-end, and GUC Trust Administrator review of such invoices generally spans an additional thirty day period.

significant, but less quantifiable, amount of savings resulting from the sensitivity of professionals to the enhanced controls and increased accountability. In sum, the augmented controls related to invoicing have resulted in what are projected to be significant savings to the 2012 GUC Budgets as originally forecast. More specifically, the GUC Trust Administrator currently projects that payments to professionals for the GUC Trust (the “Trust Professionals”) will be in-line with the 2012 Reporting and Transfer Budget, and will be under budget by approximately $3.991 million with respect to the 2012 Administrative Budget.3

7. Despite its past successes, the GUC Trust has also encountered certain challenges and has several obstacles yet to overcome. As noted above, the GUC Trust has resolved nearly 91% of the number of Disputed General Unsecured Claims that were remaining against the Debtors’ estates on the Effective Date. However, the remaining claims, including those subject to the Nova Scotia Litigation, represent some of the most challenging and time-consuming claims that were asserted against the Debtors’ estates.

8. A substantial portion of the remaining Disputed General Unsecured Claims (on both a numerical and dollar value basis) are associated with the ongoing and protracted litigation known as the Nova Scotia litigation [Docket No. 7859 & Adv. Case No. 12-09802] (the “Nova Scotia Litigation”). At the time of this Motion, an extended trial is ongoing, mediation is anticipated and, given the high stakes of the litigation and absent settlement, appeals are nearly assured. The costs associated with developing the evidentiary record for the Nova Scotia Litigation were substantial and were significantly in excess of the amount forecast for the 2012 Administrative Budget. As noted above, however, the GUC Trust was able to absorb this negative variance through cost-cutting measures and controls impacting other areas of the Administrative Budget, and was thus able to maintain a budgetary excess in an aggregate sense.

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Attached hereto as Exhibit B are copies of the 2012 GUC Budgets (containing actual incurred expenses for January through September 2012 and forecasted expenses for October through December 2012) with a comparison to the GUC Budgets approved pursuant to the Liquidation Order.

9. Separately, the GUC Trust suffered a significant setback in May 2012 when it was informed by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Creditors’ Committee”) that the Creditors’ Committee’s attempt to procure a private letter ruling (the “Private Letter Ruling”) from the Internal Revenue Service (the “IRS”) related to certain income tax relief for the GUC Trust failed. As a result, the GUC Trust is obligated to make tax payments on the increase in value (if any) of the New GM Securities held by the GUC Trust from December 15, 2011 (the date such securities were received from MLC) to the relevant date of disposition. The uncertainty surrounding the potential tax obligations has forced the GUC Trust to establish substantial reserves of New GM Securities that would otherwise be distributed to holders of Trust Units, inhibiting the ability of the GUC Trust to make more frequent distributions to such Trust Unitholders. Moreover, the imposition of potential tax obligations has increased the administrative costs of the GUC Trust associated with recordkeeping, financial reporting and filing returns related to such taxes.

10. While the No Action Relief resulted in substantial benefits to Trust Unitholders, the GUC Trust was confronted with substantial related obligations ancillary to the requirements of the No-Action Relief which have led to unexpected costs. The No-Action Relief offers transferability to Trust Unitholders, but only in exchange for the imposition of an extensive reporting regime on the GUC Trust. In addition to requirements related to filing annual Form 10-Ks, quarterly Form 10-Qs and periodic Form 8-Ks, the No-Action Relief requires the GUC Trust to establish, and certify to the sufficiency of, internal controls related to financial reporting under the Sarbanes-Oxley Act (“SOX”). Given the unique nature of the GUC Trust’s “business,” the GUC Trust built these controls from the ground up.

11. The GUC Trust Administrator is seeking relief from this Court to liquidate approximately $17.9 million in New GM Securities; $11.4 million to supplement the Administrative Budget for 2013 and $6.5 million to fund the Reporting and Transfer Budget for 2013. Notably, the vast majority of the New GM Securities were already reserved for this purpose back in 2011. In addition, in compliance with the Liquidation Order, none of these requested funds will be utilized to pay expenses incurred in the calendar year 2012 (and, as discussed above, the GUC Trust is under budget for the calendar year 2012). While the GUC Trust Administrator is hopeful that this request is conservative and that not all the requested funds will be necessary, its prior experiences have caused it to be cautious with respect to litigation and regulatory compliance costs which are driven primarily by external forces. The GUC Trust Administrator believes that the anticipated costs are justified and will continue to bring rewards to the holders of Allowed General Unsecured Claims.

JURISDICTION

12. This Court has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan [Docket No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Section 6.1 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

BACKGROUND4

I.	The Motors Liquidation Company GUC Trust

13. The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve Disputed General Unsecured Claims and distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors including through the resolution of the SAP Claims.

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Beginning on June 1, 2009, MLC and its affiliated Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Substantially all of the Initial Debtors’ (as defined in the Plan) assets were sold to an acquisition vehicle sponsored primarily by the United States Treasury pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (as amended, the “MSPA”). The Effective Date of the Plan was March 31, 2011.

14. Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive distributions of shares of common stock (“New GM Common Stock”) in General Motors Company (“New GM”) and warrants to purchase New GM Common Stock (“New GM Warrants”, and together with the New GM Common Stock, “New GM Securities”) from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

15. In addition, under the Plan, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional reserved New GM Securities and cash, if any, to the extent such assets are not required for the satisfaction of previously Disputed General Unsecured Claims (such assets, the “Excess GUC Trust Distributable Assets”). The GUC Trust issues Trust Units in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim, subject to rounding under the GUC Trust Agreement.

II.	Claims Resolution

16. Claims resolution by the GUC Trust is a major component of its distribution mechanic; favorable claims resolution directly contributes to creditor recoveries. The GUC Trust Administrator, acting pursuant to the GUC Trust Agreement, has reserved New GM Securities for Disputed General Unsecured Claims from the trust distributions. At the Effective Date, there were approximately $9.7 billion of reserves for Disputed General Unsecured Claims (including $1.5 billion of claims reserved in connection with the Term Loan Avoidance Action) versus approximately $29.8 billion of Allowed General Unsecured Claims. As a result, the GUC Trust reserved (or set-aside) approximately 36.7 million shares of New GM Common Stock and 66.8 million New GM Warrants (consisting of approximately 33.4 million New GM $10.00 Warrants and approximately 33.4 million New GM $18.33 Warrants) from the GUC Trust’s initial distribution, as outlined in the following table:5

	NEW GM COMMON STOCK	NEW GM $10.00 WARRANTS	NEW GM $18.33 WARRANTS
New GM Securities Set Aside for General Unsecured Creditors under the Plan	150,000,000	136,363,635	136,363,635

Allowed Claims at Effective Date as a Percentage of Total Asserted Claims		75.51%
Initial Distribution of New GM Securities	113,194,172	102,903,821	102,903,821

Reserved Securities for Disputed Claims (and GUC Trust Administrative and Reporting and Transfer Costs) Post Initial Distribution[6]	36,718,646	33,380,558	33,380,558

As Disputed General Unsecured Claims are subsequently disallowed or expunged (in whole or in part) through the claims resolution process, New GM Securities reserved for such claims become available for distribution in respect of the Trust Units in the form of Excess GUC Trust Distributable Assets. As such, the GUC Trust’s successful resolution of claims leads to incremental recoveries enjoyed by holders of GUC Trust Units.

17. Since the Effective Date, the GUC Trust has successfully resolved approximately $4.1 billion in Disputed General Unsecured Claims, representing 81% of the dollar amount of initial Disputed General Unsecured Claims, excluding the Nova Scotia Litigation claims. Of the approximately $4.1 billion in Disputed General Unsecured Claims that were resolved, approximately $3.68 billion were disallowed or expunged, while only approximately $417 million were allowed.

[5]	Under the MSPA, the total number of shares of New GM Common Stock may be subject to change if the amount of Allowed General Unsecured Claims surpasses $35 billion.
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On May 24, 2011, the GUC Trust sold 87,182 shares of New GM Common Stock and 79,256 New GM Warrants of each class, as required by Section 2.3(e)(i) of the GUC Trust Agreement to fund initial Reporting and Transfer Costs.

III.	Initial Funding of GUC Trust Costs and Expenses

18. A budget for the GUC Trust’s administrative costs was proposed by the Debtors and approved by the Court in March 2011 as part of the Plan confirmation process (the “Initial Budget”). The Initial Budget was the product of extensive negotiation with the DIP Lenders, and was ultimately crafted to fit the finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. Recognizing that any unforeseen events could lead to a breach of the Initial Budget, the Debtors and other estate parties crafted a safety-valve for cost overruns in the GUC Trust Agreement. Thus, while the GUC Trust’s general administrative costs (including the costs associated with claims resolution and trust asset distributions) are primarily funded by “Wind-Down Budget Cash” contributed by MLC to the GUC Trust on the Effective Date, the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of New GM Securities necessary to fund any current (and anticipated future) cost overruns associated with the primary functions of the GUC Trust. See GUC Trust Agreement §6.1(b) and (d). Such “held-back” New GM Securities may then be sold with the approval of the Court. Id.

19. Reporting and Transfer Costs provided an additional issue for the estate parties. “Reporting and Transfer Costs” include, without limitation, the following additional necessary costs of winding-down the Debtors’ estates, none of which the DIP Lenders agreed to fund:

A.	fees, costs and expenses incurred by the Creditors’ Committee with respect to the determination of the proper beneficiaries of the Term Loan Avoidance Action;

B.	fees, costs and expenses of the GUC Trust that are directly or indirectly related to filings with the SEC and the No-Action Relief; and

C.	fees, costs and expenses of the GUC Trust and the Creditors’ Committee that are directly or indirectly related to the application to the IRS for the Private Letter Ruling.

20. Because no funds were designated for such Reporting and Transfer Costs in the Initial Budget, the GUC Trust Agreement contemplated that such costs would be funded entirely from the sale of New GM Securities. In that regard, Section 2.3(e)(i) of the GUC Trust Agreement required the GUC Trust Administrator to sell, as soon as practicable following the Effective Date, sufficient New GM Securities to fund approximately $5.75 million of Reporting and Transfer Costs. In accordance therewith, on May 24, 2011, the GUC Trust Administrator sold (a) 87,182 shares of New GM Common Stock and (b) 158,512 New GM Warrants, yielding approximately $5.65 million in sale proceeds (the “Initial Reporting Funds”).

21. Given the breadth of duties allocated to Reporting and Transfer Costs, there was significant uncertainty on the Effective Date as to the ultimate fees, costs and expenses that would be required to be expended to satisfy these obligations, particularly as the No-Action Relief had not yet been obtained and the related level of required reporting had not yet been determined. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount New GM Securities necessary to fund any current and future anticipated Reporting and Transfer Costs. See GUC Trust Agreement §6.1(c). Such “held-back” New GM Securities may then be sold with the approval of the Court. Id.

IV.	Initial Reserves and the First Motion to Liquidate New GM Securities

22. In December 2011, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the current and projected future general administrative costs of the GUC Trust and the current and projected future Reporting and Transfer Costs substantially exceeded the allocable portion of the Wind-Down Budget Cash and Initial Reporting Funds, respectively. As such, the GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” from distribution Excess GUC Trust Distributable Assets consisting of, in the aggregate, 1,204,792 shares of New GM Common Stock, 1,095,265 New GM $10.00 Warrants and 1,095,265 New GM $18.33 Warrants (the “Initial Reserved Securities”). Such “held-back” New GM Securities were intended to cover anticipated fees, costs and expenses of the GUC Trust for the years 2011 (cost overruns), 2012, 2013 and 2014.

23. By motion dated January 20, 2012 [Docket No. 11330] (the “Initial Liquidation Motion”) the GUC Trust Administrator sought authority to liquidate a portion of the Initial Reserved Securities for the purposes of funding administrative costs and Reporting and Transfer Costs for the calendar years 2011 and 2012. Pursuant to the Liquidation Order, the GUC Trust Administrator was authorized to liquidate New GM Securities that, in the aggregate, generated funds equal to approximately (i) $17,866,537 for the purposes of funding GUC Trust administrative fees, costs and expenses for the calendar years 2011 and 2012, and (ii) $8,648,781 for the purposes of funding Reporting and Transfer Costs for the calendar years 2011 and 2012. In compliance with the Liquidation Order, the GUC Trust Administrator liquidated 351,001 shares of New GM Common Stock and 319,092 warrants of each class of New GM Warrants to generate $17,868,184 for purposes of funding GUC Trust Administrative Costs and 169,912 shares of New GM Common Stock and 154,465 warrants of each class of New GM Warrants to generate $8,649,578 for purposes of funding Reporting and Transfer Costs.7

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The Initial Liquidation Motion separately sought Court authority to liquidate New GM Securities that, in the aggregate, generated funds equal to approximately $13,714,000 for the purposes of funding fees, costs and expenses of the Avoidance Action Trust for the calendar years 2012, 2013 and 2014. The Liquidation Order approved such liquidation and, in compliance therewith, the GUC Trust Administrator liquidated 269,422 shares of New GM Common Stock and 244,929 warrants of each class of New GM Warrants to generate $13,715,264 for purposes of funding such costs.

24. Immediately following these approved sales, the GUC Trust held 683,879 shares of New GM Common Stock and 621,708 warrants of each class of New GM Warrants (collectively, the “Reserved Securities”) for the purposes of funding GUC Trust administrative costs (as a supplement to the Wind-Down Budget Cash) and Reporting and Transfer Costs for the calendar years 2013 and 2014.

V.	The GUC Trust Experiences Certain Overages in 2012 Arising From Unforeseen Circumstances

25. Following the entry of the Liquidation Order, the GUC Trust continued its operations, but experienced significant incremental costs in some, but not all, of its functions. Such budget overages arose primarily from events which were not foreseeable at the time of the Liquidation Order, including the length and complexity of the Nova Scotia Litigation, the failure to obtain the Private Letter Ruling and the burdensome nature of the No-Action Relief.

(i) Nova Scotia Litigation

26. In connection with the Nova Scotia Litigation, the GUC Trust is in the midst of trying its case against three major constituencies acting in concert: an aggressive group of noteholders, a trustee acting at the direction of such noteholders, and New GM. Seven law firms have actively represented certain members of the defense group in opposition to the GUC Trust in the Nova Scotia Litigation.

27. The fact discovery phase of the Nova Scotia Litigation lasted longer than originally predicted. Document discovery concluded in April of 2012, although New GM has made several supplemental document productions as recently as October of 2012 and has only recently identified a new witness for the first time. During the course of fact discovery, the GUC Trust took nine depositions, defended two depositions and participated in one nonparty deposition.

28. Further, the Nova Scotia Litigation has required more expert-related resources than projected. Expert discovery began in April of 2012 and lasted several months. The GUC Trust retained three testifying experts, each of whom prepared a report and had his deposition taken. One of the GUC Trust’s experts also submitted a rebuttal report. The defense group retained five testifying experts, one of whom the GUC Trust deposed. Each expert retained by the defense group submitted a report or rebuttal report, and one of such experts submitted both an expert report and rebuttal report.

29. In addition to preparing for trial, which commenced in August of 2012 and has not yet concluded, the GUC Trust has had to respond to extensive motion practice. In particular, the GUC Trust has opposed two separate motions to dismiss, one motion for summary judgment and several letter requests for leave to move for summary judgment. The GUC Trust filed a motion in limine and opposed two separate motions in limine brought by the defense group.

30. To this point, at trial, the GUC Trust has called eleven witnesses over the course of approximately eleven trial days. All of the above-described work required the devotion of substantial GUC Trust resources for litigation counsel, expert fees, court reporters, and trial and e-discovery vendors.

31. The defense group is in the middle of presenting its case at trial, which continues to require the devotion of substantial resources by the GUC Trust.

(ii) Private Letter Ruling

32. As noted above, the GUC Trust suffered a setback in May 2012 when it was informed by the Creditors’ Committee that the Private Letter Ruling from the IRS would not be forthcoming. Until that time, the GUC Trust had been operating under the assumption (based upon early indications from the IRS and the Creditors’ Committee) that the Private Letter Ruling would be granted.

33. The inability to obtain the Private Letter Ruling has resulted in a potential tax liability of the GUC Trust in an unknown and unpredictable amount. The potential tax is based upon any increase in market value of the New GM Securities from the date of MLC’s dissolution (December 15, 2011) to the date such securities are ultimately disposed of by the GUC Trust. Given the inherent unpredictability of equity market movements, this potential tax liability is essentially uncapped.

34. While the GUC Trust has reserved Excess GUC Trust Distributable Assets from distribution to Trust Unitholders in an amount it has forecast to be sufficient to cover any potential realized tax liability, the GUC Trust has incurred costs modeling the potential liability. In addition, the GUC Trust has incurred, and continues to incur, additional accounting costs associated with documenting and reporting this tax liability to both the IRS and the general public (in the form of Form 8-K filings), resulting in increased administrative costs and Reporting and Transfer Costs.

(iii) No-Action Relief

35. While the GUC Trust considers the receipt of the No-Action Relief a significant success, the success is equally matched by the costs imposed by such “relief.” As a technical matter, the GUC Trust is not required to register pursuant to section 12(g) of the Exchange Act, but the requirements of the No-Action Relief closely mirror those that would otherwise be imposed absent the No-Action Relief. Among other obligations, the GUC Trust was required to (i) file an initial Form 8-K in lieu of a Form 10 registration statement that outlines (in painstaking detail) the background of the bankruptcy cases, the GUC Trust and the GUC Trust Agreement (including risk factors), (ii) file quarterly Form 10-Qs, (iii) file yearly Form 10-Ks, (iv) file periodic Form 8-Ks describing any material events, (v) establish comprehensive internal controls to ensure that the aforementioned financial reporting complies with SOX, and (vi) provide a Wilmington Trust Company employee who would certify to compliance with SOX in his or her individual capacity.

36. In that regard, since receipt of the No-Action Relief in May 2012, the GUC Trust has filed two Form 10-Qs and nine Form 8-Ks. In addition, the GUC Trust has initiated a detailed review of all of its key functions in order to establish and maintain SOX compliance, and to be in a position to comfortably certify to such compliance. While certification to SOX compliance will not be required until the filing of the GUC Trust’s first Form 10-K (to be filed for the period ending March 31, 2013), the establishment of internal controls is a time-consuming process. The GUC Trust has developed these controls since receipt of the No-Action Relief, and has engaged professionals to test such controls. While SOX testing will continue throughout life of the GUC Trust, the first round of such testing is currently underway and is anticipated to produce results by the end of 2012. SOX testing may identify deficiencies which could require remediation prior to the filing of the first Form 10-K. Such remediation would, if required, be likely to increase Reporting and Transfer Costs.

VI.	The GUC Trust Initiates Remedial Actions to Reduce Costs

37. In 2012, the GUC Trust established additional fee controls which reduced the expenses of the GUC Trust with respect to other functions. The ultimate result of these fee controls (which are enforced by the GUC Trust Administrator and the GUC Trust Monitor at no incremental cost to the GUC Trust) and the efficiency of the GUC Trust Professionals was the generation of sufficient savings that are projected to set-off in their entirety the increased fees and expenses described above. Indeed, the GUC Trust believes that it will have a surplus of approximately $3.991 million with respect to the 2012 Administrative Budget.

38. Following the entry of the Liquidation Order in March 2012, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, established the following guidelines (the “Fee Guidelines”) for billing and expense reimbursement, effective April 1, 2012, which were delivered to all Trust Professionals in April 2012:

•

Billing Detail: Prohibition on block billing was strictly enforced. Each Trust Professional was required to provide a breakdown of individuals who worked on GUC Trust matters during the applicable billing period, the total amount of time incurred by each individual during such period, the applicable rate and the individual’s billing title. Each billing narrative was required to provide detailed time increments associated with each individual task (e.g. “conference call with GUC Trust Administrator (.4)”) in accordance with the Amended Guidelines for Fees and Disbursements for Professionals in the Southern District of New York Bankruptcy Cases (the “Trustee Guidelines”);

•	Non-Working Travel Time: Non-working travel time was required to be billed at no more than 50% of the regular billing rate of the individual incurring such travel time; and

•

Expenses: Travel expenses were to be incurred only when absolutely necessary, and the business purpose for the travel was to be clearly identified on the Trust Professional invoice; luxury accommodations and non-economy travel were not permitted; late night car services and meals were permitted only where an individual worked later than 8:00 p.m. and billed the majority of his or her day to GUC Trust matters; cell phone and long distance charges were not permitted to be charged to the GUC Trust; mark-ups on legal research expenses were not permitted; and photocopying charges were to be charged in accordance with the Trustee Guidelines.

39. Beginning with invoices submitted by Trust Professionals for the month of April 2012, the GUC Trust Administrator dedicated an additional Wilmington Trust Company staff member (at no additional cost to the GUC Trust) to the detailed review and challenge of fees and expenses of Trust Professionals that did not comply with the Fee Guidelines. Between the months of April 2012 and August 2012, the GUC Trust Administrator directly challenged more than $1.5 million in incurred professional fees and expenses, thereby reducing 2012 fees and expenses paid out to Trust Professionals by over $1.5 million. In addition to the fee and expense reductions accomplished through direct challenges, the GUC Trust Administrator has achieved a significant, but less quantifiable, amount of savings resulting from the sensitivity of professionals to the enhanced controls and increased accountability.

40. In addition, the GUC Trust Administrator and certain of its Trust Professionals have reduced costs through the reallocation of duties to lower cost alternative professionals and/or lower cost individuals within the organization. For example, since the entry of the Liquidation Order the GUC Trust and its lead counsel, Weil, Gotshal & Manges LLP (“Weil”) reallocated a significant amount of routine claims resolution work to Dickstein Shapiro LLP, a law firm that typically bills at a lower hourly rate among all associate and partner levels. In addition, Weil has dedicated much of its retained claims resolution work to less senior attorneys than was its past practice. The implementation of such cost-saving measures have greatly reduced the costs associated with routine claims resolution work.

VII.	The GUC Trust Increases the Reserved Securities for 2013

41. As noted above, the Reserved Securities were intended to constitute an adequate reserve for purposes of funding GUC Trust administrative costs (as a supplement to the Wind-Down Budget Cash) and Reporting and Transfer Costs for the calendar years 2013 and 2014, and a preliminary forecast of such expenses was included in the GUC Trust Administrator’s reply to objections filed in connection with the contested matter concerning the Initial Liquidation Motion (the “Reply Brief”) [Docket No. 11439]. See Reply Brief, Exhibit E.

42. However, the forecasts presented in the Reply Brief were provided in February 2012, at a time prior to the initiation of the Nova Scotia Litigation in earnest, prior to the conclusion of discussions with the SEC related to the No-Action Relief, and prior to the setback associated with the Private Letter Ruling request. Since that time, the likely administrative costs and Reporting and Transfer Costs associated with the continued operation of the GUC Trust have come further into focus, and are estimated to materially exceed the forecasts presented in the Reply Brief. Attached hereto as Exhibit C and Exhibit D are updated versions of the Administrative Budget (the “Revised Administrative Budget”) and the Reporting and Transfer Budget (the “Revised Reporting and Transfer Budget,” and together with the Revised Administrative Budget, the “Revised GUC Budgets”), with line-by-line comparisons to the forecasts submitted with the Reply Brief.

43. The GUC Trust Administrator believes that the Revised GUC Budgets are conservative, and that cost saving measures may once again lead to a budget excess. However, its experiences since the entry of the Liquidation Order have raised significant concerns regarding future costs of litigation and regulatory reporting. Accordingly, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, increased the Reserved Securities to consist of 1,230,740 shares of New GM Common Stock and 1,118,855 warrants of each class of New GM Warrants as of September 30, 2012.8

44. Pursuant to this Motion, the GUC Trust Administrator seeks to sell only the portion of the Reserved Securities that reflects the anticipated administrative costs and Reporting and Transfer Costs of the GUC Trust for the calendar year 2013. In sum, the GUC Trust is seeking authority to liquidate New GM Securities that approximate $11,363,300 for purposes of funding administrative costs and $6,489,100 for purposes of funding Reporting and Transfer Costs, all as detailed in the Revised GUC Budgets.

RELIEF REQUESTED

45. By this Motion, the GUC Trust Administrator requests authority to liquidate the Reserved Securities in an amount necessary to satisfy in full (a) projected GUC Trust administrative fees, costs and expenses for the calendar year 2013 that exceed the amounts to be funded by the Wind-Down Budget Cash, which costs are estimated at $11,363,300, and (b) projected Reporting and Transfer Costs for the calendar year 2013, which costs are estimated at $6,489,100.

[8]

These Reserved Securities do not reflect the amount of New GM Securities that have been set-aside for the funding of potential tax obligations of the GUC Trust related to the inability to obtain the Private Letter Ruling. Such set-aside for potential tax obligations consists of 4,432,128 shares of New GM Common Stock and 4,029,207 warrants of each class of New GM Warrants as of September 30, 2012. The GUC Trust Administrator is not seeking authority to sell New GM Securities that have been set-aside for the purposes of funding potential tax obligations pursuant to this Motion.

46. In support of the relief requested herein, the GUC Trust Administrator submits that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder will enable the GUC Trust Administrator to satisfy its obligations under the GUC Trust Agreement and will directly benefit unsecured creditors.9

BASIS FOR RELIEF

47. The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, if acting in consultation with the GUC Trust Monitor, seeking Court authority to liquidate New GM Securities to fund administrative and reporting fees, costs and expenses. Confirmation Order ¶¶ 15, 31; GUC Trust Agreement § 6.1.

48. The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. § 1142(b).

[9]

As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with the GUC Trust Monitor with respect to the proposed liquidation of New GM Securities. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

I.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Estimated GUC Trust Administrative Costs

49. As discussed above, the GUC Trust has incurred unexpected costs in 2012 associated with certain of its primary functions, most notably with respect to the Nova Scotia Litigation and calculating and reporting tax obligations. While the GUC Trust has successfully maintained a budget excess for 2012 in spite of these unforeseen cost increases, the GUC Trust Administrator anticipates that certain of the increases experienced in 2012 will carry over to 2013, in amounts that were not contemplated in the forecasts submitted in connection with the Reply Brief.

50. In addition, since its inception, the GUC Trust has been subject to a seemingly endless number of unforeseen (and truly unforeseeable) circumstances. In part, the issues confronted by the GUC Trust are based in the unique nature of the General Motors Corporation bankruptcy and the claims pool related thereto. Based upon its past experiences, the GUC Trust Administrator believes that it is prudent to add a cushion to the Revised Administrative Budget in order to capture unforeseen contingencies which may arise in 2013. Accordingly, the Revised Administrative Budget attached hereto includes a contingency reserve in the amount of $2,000,000 which the GUC Trust Administrator is seeking to liquidate pursuant to this Motion.10

51. As detailed in the Revised Administrative Budget, the GUC Trust Administrator anticipates that approximately $11,363,300 in additional cash, in excess of the Wind-Down Budget Cash provided in the Initial Budget, will be necessary to fund the continued administration of the GUC Trust in 2013. Accordingly, to ensure that the GUC Trust is adequately funded for the 2013 calendar year, the GUC Trust Administrator hereby requests authority to sell New GM Securities with a present market value of approximately $11,363,300.

[1][0]

The contingency reserve will be used to supplement budget overages associated with any line item in the Revised Administrative Budget, but will not be utilized to increase the fees of parties that are compensated on a flat-fee basis (including the GUC Trust Administrator and the GUC Trust Monitor).

II.	The GUC Trust Should Be Permitted To Sell New GM Securities Necessary To Fund Excess Estimated Reporting and Transfer Costs

52. As described above, the GUC Trust experienced a number of unanticipated events in 2012 which significantly increased certain of its Reporting and Transfer Costs. Most notably, the reporting obligations stemming from the No-Action Relief – including but not limited to the need to improve internal controls related to financial reporting for compliance with SOX – together with the additional reporting related to the Private Letter Ruling resulted in a commensurate increase in certain Reporting and Transfer Costs. While the GUC Trust was able to mitigate these additional costs through the remedial measures described above (and is currently forecast to be slightly under-budget for 2012), the GUC Trust Administrator anticipates that Reporting and Transfer Costs for 2013 will exceed the preliminary forecasts submitted in connection with the Reply Brief.

53. Form 10-K and SOX Compliance: The No-Action Relief provides that the GUC Trust must submit a Form 10-K on an annual basis which, among other requirements, must contain a certification by a corporate officer of Wilmington Trust Company – acting in his or her individual capacity – that the internal controls over financial reporting comply with SOX.

54. The GUC Trust has not yet undergone the process of preparing a Form 10-K which, given the complicated and unique nature of the GUC Trust’s “business” will be a time consuming and costly endeavor. The brunt of the reporting obligations are anticipated to be borne by AlixPartners LLP from a financial analysis standpoint, Gibson, Dunn & Crutcher LLP from a legal standpoint, and Frazier and Deeter, LLC (financial reporting accountant for the GUC Trust) and Plante & Moran, PLLC (independent auditor for the GUC Trust) from an accounting standpoint. Accordingly, the Reporting and Transfer Costs associated with these professionals have been increased in the Revised Reporting and Transfer Budget.

55. In addition, the requirements related to SOX compliance and certification have led to increased costs for SOX testing and independent legal advice for Wilmington Trust Company. The GUC Trust has engaged Watkins Meegan as its SOX compliance professional, and in that capacity Watkins Meegan has spent a significant amount of time reviewing and assessing the GUC Trust’s internal controls. At the time of filing this motion, Watkins Meegan had partially completed its initial round of testing, but a formal report regarding evaluated internal controls was not yet available. The GUC Trust Administrator anticipates that there will remain significant work to be performed by Watkins Meegan in 2013 related to finalizing its internal controls assessments and remediating any deficiencies related thereto.

56. Additionally, the prospect of personal liability associated with the SOX certification described above has required the retention of independent counsel for Wilmington Trust Company and its certifying employee. In that regard, the GUC Trust has retained Crowell & Moring LLP as independent counsel to the GUC Trust Administrator, which costs are reflected in the Revised Reporting and Transfer Budget.

57. Contingency Reserve: As noted above, the GUC Trust is undergoing detailed SOX compliance testing which will result in the formal identification of deficiencies in the near term. While the results of the testing are currently unknown, the GUC Trust Administrator believes that it is prudent to set aside a reserve to the extent the GUC Trust is required to initiate remediation efforts prior to filing the first Form 10-K. Accordingly, the Revised Reporting and Transfer Budget attached hereto includes a contingency reserve in the amount of $1,000,000 which the GUC Trust Administrator is seeking to liquidate pursuant to this Motion.

58. As detailed in the Revised Reporting and Transfer Budget, the GUC Trust Administrator anticipates that approximately $6,489,100 in cash will be necessary to fund the continued reporting obligations of the GUC Trust in 2013. Accordingly, to ensure that the GUC Trust is adequately funded for the 2013 calendar year, the GUC Trust Administrator hereby requests authority to sell New GM Securities with a present market value of approximately $6,489,100.

WAIVER OF THE STAY PROVIDED BY BANKRUPTCY RULE 6004

59. The GUC Trust Administrator further seeks a waiver of any stay of the effectiveness of the Order. Pursuant to Bankruptcy Rule 6004(h), “[an] order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of fourteen (14) days after entry of the order, unless the court orders otherwise.” Fed. R. Bankr. P. 6004(h). Based upon the facts and circumstances set forth herein, the GUC Trust Administrator submits that ample cause exists to justify a waiver of any stay imposed by Bankruptcy Rule 6004(h) to the extent it applies. Because the property that forms the basis of this Motion is subject to price fluctuation, any delay in the ability to commence the sales requested could result in an interim decrease in the market price of the property and thus, correspondingly, a decrease in the sales proceeds. Any decrease in the projected sales proceeds could leave the GUC Trust underfunded, thus necessitating additional reserves and potentially additionally sales.

60. The GUC Trust Administrator submits that the waiver of the stay under Bankruptcy Rule 6004 is appropriate here to facilitate the immediate commencement of the sales contemplated by this Motion. Accordingly, the GUC Trust Administrator submits that a waiver of the stay under Bankruptcy Rule 6004 is appropriate and necessary.

NOTICE

61. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee, Tracy Hope Davis, Esq. for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [Docket No. 10183], and (c) any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. Pursuant to the Confirmation Order and Section 6.1(b)(iv) of the GUC Trust Agreement, the GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A, approving the sale of the New GM Securities to fund certain fees, costs and expenses and granting such other and further relief as may be deemed just and proper.

Dated: New York, New York

            November 21, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Keith R. Martorana 200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

[Proposed Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
x

ORDER AUTHORIZING THE GUC TRUST ADMINISTRATOR TO

LIQUIDATE NEW GM SECURITIES FOR THE PURPOSE OF

FUNDING FEES, COSTS AND EXPENSES OF THE GUC TRUST

Upon the motion, dated November 21, 2012 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 1142 and 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, and the GUC Trust Agreement, approving the GUC Trust’s sale of New GM Securities to fund accrued and expected fees, costs and expenses of the GUC Trust; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

1

IT IS HEREBY ORDERED THAT:

ORDERED, that the relief requested in the Motion is granted in its entirety; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Common Stock and New GM Warrants from the Reserved Securities, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $11,363,300, to satisfy GUC Trust administrative fees, costs and expenses estimated for 2013, all as set forth in the Revised Administrative Budget (the “2013 GUC Trust Administrative Liquidation”); and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Common Stock and New GM Warrants from the Reserved Securities, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $6,489,100, to satisfy the Reporting and Transfer Costs estimated for 2013, all as set forth in the Revised Reporting and Transfer Budget (the “2013 GUC Trust Reporting Liquidation,” and together with the 2013 GUC Trust Administrative Liquidation, the “2013 GUC Trust Liquidation”); and it is further

ORDERED, that, for administrative fees, costs and expenses incurred in the calendar year 2013, as set forth in Exhibit C to the Motion, (i) the GUC Trust Administrator shall be prohibited from providing compensation to its Trust Professionals in excess of the aggregate amount set forth in the Revised Administrative Budget (the “Administrative Budget Fee Cap”), provided that the Administrative Budget Fee Cap shall be measured in the aggregate, and each individual Trust Professional shall not be prohibited from receiving compensation in the event that such Trust Professional exceeds its individual line item contained in the

2

Revised Administrative Budget, so long as (A) the GUC Trust has remaining availability under the Administrative Budget Fee Cap, and (B) the GUC Trust Administrator (in consultation with the GUC Trust Monitor) has approved such compensation in its sole discretion as reasonable given the results achieved by such exceedance of the individual line item; and it is further

ORDERED, that, for Reporting and Transfer Costs incurred in the calendar year 2013, as set forth in Exhibit D to the Motion, (i) the GUC Trust Administrator shall be prohibited from providing compensation to its Trust Professionals in excess of the aggregate amount set forth in the Revised Reporting and Transfer Budget (the “Reporting and Transfer Budget Fee Cap”), provided that the Reporting and Transfer Budget Fee Cap shall be measured in the aggregate, and each individual Trust Professional shall not be prohibited from receiving compensation in the event that such Trust Professional exceeds its individual line item contained in the Revised Reporting and Transfer Budget, so long as (A) the GUC Trust has remaining availability under the Reporting and Transfer Budget Fee Cap, and (B) the GUC Trust Administrator (in consultation with the GUC Trust Monitor) has approved such compensation in its sole discretion as reasonable given the results achieved by such exceedance of the individual line item; and it is further

ORDERED, that the GUC Trust Administrator shall be prohibited from seeking authority from the Court to liquidate any New GM Securities, other than the 2013 GUC Trust Liquidation, for the purposes of satisfying any fees, costs and expenses incurred by the GUC Trust during the calendar year 2013; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to liquidate New GM Securities to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2014 (a “2014 Motion”), provided, however, that in advance of filing any 2014 Motion, the

3

GUC Trust Administrator shall seek consultation with representatives of (i) the State of New York, (ii) the certain holders of notes issued by General Motors Nova Scotia Finance Company who filed an objection to the Initial Liquidation Motion; and (iii) Green Hunt Wedlake, Inc., in its capacity as trustee for General Motors Nova Scotia Finance Company; and it is further

ORDERED, that, when liquidating the New GM Securities pursuant to this Order, the GUC Trust Administrator shall comply with the procedures set forth in the GUC Trust Agreement (solely with respect to the liquidation of the Reserved Securities) and shall be entitled to all protections, immunities and indemnities applicable to the GUC Trust Administrator therein; and it is further

ORDERED, that the terms of this Order shall supersede any inconsistent or contrary provisions contained in the GUC Trust Agreement; and it is further

ORDERED, that, notwithstanding the possible applicability of Bankruptcy Rule 6004(h) this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any liquidation of New GM Securities in connection herewith, or the GUC Trust Agreement.

Dated: , 2012
New York, New York

UNITED STATES BANKRUPTCY JUDGE

4

EXHIBIT B

[2012 GUC Budgets]

MLC GUC Trust 2012 Expected Administrative Budget Analysis

Analysis in support of request to liquidate shares

($ in thousands)

	2012 Full Year
		2012 Administrative Budget
	Estimated 2012 Expense (a)	Budget Approved Per Liquidation Order	Plus: 2011 Carry Over Adjustment (b)	ADJ Budget Approved Per Liquidation Order	Variance Over/(Under)
1 Trust Monitor (FTI Consulting)	1,648.5	1,648.5	47.4	1,695.9	(47.4)
2 Trust Administrator (Wilmington Trust) (c)	2,606.2	2,520.0	(204.0)	2,316.0	290.2

Financial Reporting & Claims Resolution (AlixPartners)	7,126.4	7,918.2	188.5	8,106.7	(980.4)
Lead Counsel (d)	6,317.9	7,020.0	642.6	7,662.6	(1,344.7)
ADR Legal Counsel Fees & Expenses	2,515.2	9,566.6	(301.4)	9,265.2	(6,750.0)
Nova Scotia Litigation (e)	7,397.6	3,400.0	(143.8)	3,256.2	4,141.5
Canadian Counsel (Stewart McKelvey)	2.4	160.3	(10.3)	150.0	(147.6)

Subtotal estimate for Financial Reporting and Claims Resolution	23,359.5	28,065.1	375.6	28,440.7	(5,081.2)

Garden City Group	795.1	500.0	83.9	583.9	211.2
Trust Counsel (Gibson Dunn)	914.2	300.0	(22.1)	277.9	636.4

3 Trust Professionals	25,068.8	28,865.1	437.3	29,302.4	(4,233.6)

Accounting & Tax Advisors (f)	604.9	622.8	(17.9)	604.9	0.0
Rent and Facilities (g)	177.6	201.4	(23.5)	177.9	(0.3)
Insurance Expense	125.0	125.0	0.0	125.0	0.0

4 Other Costs	907.5	949.2	(41.4)	907.8	(0.3)
5 Reserve for Tax on DIP Loan (h)	6,000.0	6,000.0		6,000.0	0.0
6 Contingency	0.0	0.0	0.0	0.0	0.0

SubTotal	36,230.9	39,982.8	239.2	40,222.1	(3,991.1)

7 Favorable Variance from 2012 to be carried over to 2013					(3,991.1)

a	Estimate is based on actual fees and expenses from January 2012 to September 2012 and forecasted fees and expenses for October 2012 through December 2012.
b	Carry over adjustment reflects the difference between 2011 estimated fees used at the time the 2012 Administrative Budget was developed versus where the 2011 actual fees came in.
c	Variance is due to ordinary and customary fees incurred in 2011 and 2012 associated with wire transfer ($5k), check issuance ($20k), postage and letter delivery ($13k) and New GM security delivery ($377k) and out-of-pocket travel expenses ($40k) which were greater than anticipated ($454k in billed fees and expenses compared to a total 2011 and 2012 budget of $165k).
d	Lead Counsel expenses include fees paid to and estimated for the following professionals:

    Weil, Gotshal & Manges LLP

    Dickstein Shapiro LLP

e	Nova Scotia Litigation expenses include fees paid to and estimated for the following professionals:

    Dickstein Shapiro LLP

    NERA Economic Consulting (expert)

    Jones Dykstra & Associates (expert)

    Mohamed F. Khimji (expert)

f	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

g	Rent and Facilities expenses include amounts paid to and estimated for US Trustee fees.
h	No taxes were paid in relation to the DIP loan, however the full reserve of $6MM has been placed into escrow for potential applicable and future tax bills.

MLC GUC Trust 2012 Expected Reporting & Transfer Budget Analysis

Analysis in support of request to liquidate shares

($ in thousands)

	2012 Full Year (a)
		2012 Reporting and Transfer Budget
	Estimated 2012 Expense (b)	Budget Approved Per Liquidation Order (a)	Plus: 2011 Carry Over Adjustment (c)	ADJ Budget Approved Per Liquidation Order	Variance Over/(Under)
1 Trust Monitor (FTI Consulting)	761.3	787.5	0.0	787.5	(26.2)
2 Trust Administrator (Wilmington Trust)	2,050.0	2,152.5	0.0	2,152.5	(102.5)

AlixPartners	816.3	816.3	78.4	894.7	(78.4)
Frazier & Deeter	277.0	0.0	0.0	0.0	277.0
Gibson Dunn	1,428.7	500.0	27.4	527.4	901.3
Watkins Meegan	292.7	279.4	6.7	286.1	6.6
Plante Moran	127.2	100.0	158.2	258.2	(131.0)
Crowell Moring	332.4	250.0	183.5	433.5	(101.1)
Kramer Levin	683.1	300.0	7.8	307.8	375.3

3 Trust Professionals	3,957.4	2,245.7	462.0	2,707.7	1,249.7

Insurance	12.8	13.0	0.0	13.0	(0.2)
RR Donnelly	47.3	30.0	26.3	56.3	(9.0)
Other	0.2	0.0	(47.1)	(47.1)	47.3
Other Reporting/Compliance Contingency	195.7	1,354.7	0.0	1,354.7	(1,159.0)

4 Other Costs and Reserves	256.0	1,397.7	(20.8)	1,376.9	(1,120.9)

SubTotal	7,024.6	6,583.4	441.2	7,024.6	0.0

a	For presentation purposes, the 2012 Reporting and Transfer Budget excludes the $2 million Legal Reserve Fund which was approved in connection with the Liquidation Order. To date, the GUC Trust has not utilized any portion of the Legal Reserve Fund, which is currently being held in its entirety by the GUC Trust.
b	Estimate is based on actual fees and expenses from January 2012 to September 2012 and forecasted fees and expenses for October 2012 through December 2012.
c	Carry over adjustment reflects the difference between 2011 estimated fees used at the time the 2012 Reporting and Transfer Budget was developed versus where the 2011 actual fees came in.

EXHIBIT C

[Revised Administrative Budget]

MLC GUC Trust 2013 Expected Administrative Budget Analysis

Analysis in support of request to liquidate shares

($ in thousands)

	2013 Full Year
	2013 Administrative Budget
	Current Projected 2013 Expense	Prior Projected 2013 Expense (a)	Variance Over/(Under)
1 Trust Monitor (FTI Consulting)	1,443.8	1,443.8	(0.0)
2 Trust Administrator (Wilmington Trust)	2,467.5	2,467.5	0.0

Financial Reporting & Claims Resolution (AlixPartners)	4,000.0
Lead Counsel (b)	3,900.0
ADR Legal Counsel Fees & Expenses	2,546.3
Nova Scotia Litigation (c)	4,770.0
Canadian Counsel (Stewart McKelvey)	0.0

Subtotal estimate for Financial Reporting and Claims Resolution (d)	15,216.3	10,000.0	5,216.3

Garden City Group	680.0	300.0	380.0
Trust Counsel (Gibson Dunn)	950.0	501.0	449.1

3 Trust Professionals	16,846.3	10,801.0	6,045.4

Accounting & Tax Advisors (e)	474.0	150.0	324.0
Rent and Facilities (f)	178.0	178.0	0.0
Insurance Expense	125.0	125.0	0.0

4 Other Costs	777.0	453.0	324.1
5 Reserve for Tax on DIP Loan	0.0	0.0	0.0
6 Contingency	2,000.0	0.0	2,000.0

SubTotal	23,534.6	15,165.2	8,369.4

7 Favorable Variance from 2012 to be carried over to 2013	(3,991.1)	0	(3,991.1)

8 Total GUC Trust 2013 fees and expenses	19,543.5	15,165.2	4,378.3

9 Amount to be Funded by Initial Budget	8,180.2

10 Total Amount to be Funded by the Liquidation of New GM Securities	11,363.3

a	As submitted in February 2012 as Exhibit E to the Reply Brief for the Initial Liquidation Motion
b	Lead Counsel expenses include fees paid to and estimated for the following professionals:

    Weil, Gotshal & Manges LLP

    Dickstein Shapiro LLP

c	Nova Scotia Litigation expenses include fees paid to and estimated for the following professionals:

    Dickstein Shapiro LLP

d	Given the extended time horizon at the time the Prior Projected 2013 was developed, the estimates for 2013 were based off of high level trends, not line by line budgets for these professionals.
e	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee & Certain Reimbursable Expenses)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

f	Rent and Facilities expenses include amounts paid to and estimated for US Trustee fees.

EXHIBIT D

[Revised Reporting and Transfer Budget]

MLC GUC Trust 2013 Expected Reporting & Transfer Budget Analysis

Analysis in support of request to liquidate shares

($ in thousands)

	2013 Full Year
	2013 Reporting and Transfer Budget
	Current Projected 2013 Expense	Prior Projected 2013 Expense (a)	Variance Over/(Under)
1 Trust Monitor (FTI Consulting)	525.0	525.0	0.0
2 Trust Administrator (Wilmington Trust)	1,365.0	1,365.0	0.0

AlixPartners	1,000.0	450.0	550.0
Frazier & Deeter	300.0	0.0	300.0
Gibson Dunn	1,400.0	325.0	1,075.0
Watkins Meegan	199.1	150.0	49.1
Plante Moran	187.0	100.0	87.0
Crowell Moring	350.0	100.0	250.0
Kramer Levin	100.0	0.0	100.0

3 Trust Professionals	3,536.1	1,125.0	2,411.1

Insurance	13.0	13.0	0.0
RR Donnelly	50.0	30.0	20.0
Legal Reserve Fund	0.0	0.0	0.0
Other (DTC)	0.0	0.0	0.0
Other Reporting/Compliance Contingency (b)	1,000.0	0.0	1,000.0

4 Other Costs and Reserves	1,063.0	43.0	1,020.0

Total GUC Trust 2013 fees and expenses	6,489.1	3,058.0	3,431.1

9 Amount to be Funded by Initial Budget	0.0

10 Total Amount to be Funded by the Liquidation of New GM Securities	6,489.1

a	As submitted in February 2012 as Exhibit E to the Reply Brief for the Initial Liquidation Motion
b	Other Reporting/Compliance Contingency costs includes $1MM in 2013 for additional reporting or compliance costs that may arise as a result of the completion of the first 10-K and Sarbanes Oxley testing and potential remediation.